Exhibit 5.1

June 12, 2023

Calliditas Therapeutics AB (publ)

Box 703 51

107 24 Stockholm

Ladies and Gentlemen,

Calliditas Therapeutics AB (publ) – Registration Statement on Form S-8 – Exhibit 5.1

We, Swedish law firm Advokatfirman Vinge KB, have acted as Swedish legal counsel to Calliditas Therapeutics AB (publ) (the “Company”), a company incorporated under the laws of Sweden, in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). For the purposes of this letter, the ordinary shares in the capital of the Company each having a quota value of SEK 0.04 are referred to as “Ordinary Shares”.

The annual general meeting in the Company held on 27 May 2021 (the “AGM 2021”) adopted a long-term incentive program for the Company’s management and key personnel (including employees and consultants) (“ESOP 2021”), pursuant to which an aggregate of up to 1,500,000 employee stock options (Sw. personaloptioner) to acquire Ordinary Shares (the “2021 Options”) may be allocated to participants in ESOP 2021. The board of directors of the Company (the “Board”) could grant 2021 Options to participants, on one or several occasions, between the annual general meeting 2021 and the annual general meeting 2022. To ensure the delivery of Ordinary Shares underlying the 2021 Options in accordance with ESOP 2021, and for hedging of social security costs, the AGM 2021 resolved to issue not more than 1,500,000 warrants (Sw. teckningsoptioner) (the “ESOP 2021 Warrants”), whereby the Company’s share capital could be increased by not more than SEK 60,000 upon exercise of ESOP 2021 Warrants for subscription and registration with the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”) of Ordinary Shares. All 1,500,000 ESOP 2021 Warrants were immediately thereafter subscribed for by the Company’s wholly owned subsidiary, Nefecon AB (which in accordance with the AGM 2021’s resolution was entitled to transfer the ESOP 2021 Warrants to participants or a financial intermediary in connection with exercise) and registered with the SCRO. After the three-year vesting period for the 2021 Options, up to 1,479,500 Ordinary Shares will be issued upon the exercise of ESOP 2021 Warrants, due in turn to exercise of 2021 Options.

Furthermore, the AGM 2021 also adopted a long-term performance-based incentive program for certain members of the Board (“Board LTIP 2021”), pursuant to which an aggregate of up to 32,000 shares awards to acquire Ordinary Shares (the “2021 Share Awards”) may be allocated to participants in Board LTIP 2021. The 2021 Share Awards should be granted to participants as soon as practicable after the AGM 2021. To ensure the delivery of Ordinary Shares underlying the 2021 Share Awards in accordance with Board LTIP 2021, the AGM 2021 resolved to issue not more than 32,000 warrants (the “Board LTIP 2021 Warrants”), whereby the Company’s share capital could be increased by not more than SEK 1,280 upon exercise of Board LTIP 2021 Warrants for subscription and registration with the SCRO of Ordinary Shares. 26,970 Board LTIP 2021 Warrants were thereafter subscribed for by the Company’s wholly owned subsidiary, Nefecon AB (which in accordance with the AGM’s resolution shall be entitled to transfer the Board LTIP 2021 Warrants to participants or a financial intermediary in connection with exercise) and registered with the SCRO. After the three-year vesting period for the Share Awards 2021 granted, up to 24,244 Ordinary Shares will be issued upon the exercise of Board LTIP 2021 Warrants, due in turn to exercise of 2021 Share Awards.

The annual general meeting in the Company held on 19 May 2022 (the “AGM 2022”) adopted a long-term incentive program for the Company’s management and key personnel (including employees and consultants) (“ESOP 2022”), pursuant to which an aggregate of up to 2,000,000 employee stock options (Sw. personaloptioner) to acquire Ordinary Shares (the “2022 Options”) may be allocated to participants in ESOP 2022. The Board could grant 2022 Options to participants, on one or several occasions, between the annual general meeting 2022 and the annual general meeting 2023. To ensure the delivery of Ordinary Shares underlying the 2022 Options in accordance with ESOP 2022, and for hedging of social security costs, the AGM 2022 resolved to issue not more than 2,000,000 warrants (Sw. teckningsoptioner) (the “ESOP 2022 Warrants”), whereby the Company’s share capital could be increased by not more than SEK 80,000 upon exercise of ESOP 2022 Warrants for subscription and registration with the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”) of Ordinary Shares. All 2,000,000 ESOP 2022 Warrants were thereafter subscribed for by the Company’s wholly owned subsidiary, Nefecon AB (which in accordance with the AGM 2022’s resolution was entitled to transfer the ESOP 2022 Warrants to participants or a financial intermediary in connection with exercise) and registered with the SCRO. After the three-year vesting period for the 2022 Options, up to 1,101,000 Ordinary Shares will be issued upon the exercise of ESOP 2022 Warrants, due in turn to exercise of 2022 Options.

The AGM 2022 also adopted a long-term performance-based incentive program for certain members of the Board (“Board LTIP 2022”), pursuant to which an aggregate of up to 50,000 shares awards to acquire Ordinary Shares (the “Share Awards 2022”) may be allocated to participants in Board LTIP 2022. The Share Awards 2022 should be granted to participants as soon as practicable after the AGM 2022. To ensure the delivery of Ordinary Shares underlying the Share Awards 2022 in accordance with Board LTIP 2022, the AGM 2022 resolved to authorize the Board enter into an equity swap agreement with a third party on terms in accordance with market practice, whereby the third party in its own name shall be entitled to acquire and transfer Ordinary Shares of the Company to the participants. After the three-year vesting period for the Share Awards 2022, up to 40,706 Ordinary Shares will be transferred upon the exercise of Share Awards 2022.

The annual general meeting in the Company held on 30 May 2023 (the “AGM 2023”) adopted a long-term incentive program for the Company’s management and key personnel (including employees and consultants) (“ESOP 2023”), pursuant to which an aggregate of up to 2,000,000 employee stock options (Sw. personaloptioner) to acquire Ordinary Shares (the “2023 Options”) may be allocated to participants in ESOP 2023. The Board could grant 2023 Options to participants, on one or several occasions, between the annual general meeting 2023 and the annual general meeting 2024. To ensure the delivery of Ordinary Shares underlying the 2023 Options in accordance with ESOP 2023, and for hedging of social security costs, the AGM 2023 resolved to issue not more than 2,000,000 warrants (Sw. teckningsoptioner) (the “ESOP 2023 Warrants”), whereby the Company’s share capital could be increased by not more than SEK 80,000 upon exercise of ESOP 2023 Warrants for subscription and registration with the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”) of Ordinary Shares. As of the date of this Registration Statement, no 2023 Options have been granted. After the three-year vesting period for the 2023 Options, up to 2,000,000 Ordinary Shares may be issued upon the exercise of 2023 Options, provided that all 2023 Options are granted.

The AGM 2023 further adopted a long-term performance-based incentive program for certain members of the Board (“Board LTIP 2023”), pursuant to which an aggregate of up to 50,000 shares awards to acquire Ordinary Shares (the “2023 Share Awards”) may be allocated to participants in Board LTIP 2023. The 2023 Share Awards should be granted to participants as soon as practicable after the AGM 2023. To ensure the delivery of Ordinary Shares underlying the 2023 Share Awards in accordance with Board LTIP 2023, the AGM 2023 resolved to authorize the Board enter into an equity swap agreement with a third party on terms in accordance with market practice, whereby the third party in its own name shall be entitled to acquire and transfer Ordinary Shares of the Company to the participants. As of the date of this Registration Statement, no 2023 Share Awards have been granted. After the three-year vesting period for the 2023 Share Awards, up to 50,000 Ordinary Shares may be transferred upon the exercise of the 2023 Share Awards, provided that all 2023 Share Awards are granted.

We have examined originals or copies of: (i) the Registration Statement, (ii) the main terms of ESOP 2021, ESOP 2022 and ESOP 2023 adopted by the AGM 2021, AGM 2022 and 2023 AGM, respectively (iii) the main terms of Board LTIP 2021, Board LTIP 2022 and Board LTIP 2023 adopted by the AGM 2021, AGM 2022 and AGM 2023, respectively (iv) the articles of association of the Company adopted by the AGM 2023 on 30 May 2023, (v) the minutes of the AGM 2021, AGM 2022 and AGM 2023, (vi) the detailed terms, agreements and US Sub-Plan of ESOP 2021, 2022, and 2023 (vii) the detailed terms and agreements of Board LTIP 2021, Board LTIP 2022 and Board LTIP 2023 (viii) the minutes of the board meetings in the Company resolving on the Board LTIP 2021 and Board LTIP 2022, the allocations of Options under ESOP 2021 and ESOP 2022 and the allotments of the Board LTIP 2021 Warrants, the ESOP 2021 Warrants and the ESOP 2022 Warrants to Nefecon AB, (ix) the minutes of the board meetings in Nefecon AB and subscription lists executed by Nefecon AB to subscribe for the Board LTIP 2021 Warrants, the ESOP 2021 Warrants and the ESOP 2022 Warrants, (x) the minutes of the nomination committee in the Company approving the documents referred to in (xi) as well as the allocations of Share Awards 2021, Share Awards 2022 under Board LTIP 2021 and Board LTIP 2022, respectively, and (xii) a registration certificate (Sw. registreringsbevis) for the Company, issued by the SCRO, on 08:00 a.m. CEST on 12 June 2023, showing relevant entries in the Swedish Company Registry as per such date.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. We have further assumed that the AGM and the board meetings referred to in (viii), (ix) and (x) above were duly convened. For the purposes of this letter we have made no examination of the files or records of any company or any governmental or regulatory agency or authority or any other entity or person nor have we examined any other documents or instruments than those expressly set out above. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others. We have assumed for the purposes of this letter that all documents to be executed under ESOP 2021, ESOP 2022, ESOP 2023, Board LTIP 2021, Board LTIP 2022 and Board LTIP 2023, respectively, have been duly authorized, executed and delivered by each of the parties thereto other than the Company and that ESOP 2021, ESOP 2022, ESOP 2023, Board LTIP 2021, Board LTIP 2022 and Board LTIP 2023, respectively, have been, and will at all times be, operated in accordance with their respective terms.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of Sweden, the Ordinary Shares to be issued upon exercise in accordance with the above will, when (i) the Company has taken all necessary actions to issue the Ordinary Shares in compliance with the then applicable provisions of the Company’s articles of association, the laws of Sweden and the terms of ESOP 2021, ESOP 2022, ESOP 2023 and Board LTIP 2021, respectively, (ii) the Ordinary Shares have been properly subscribed for on subscription lists by the holder of ESOP 2021 Warrants, ESOP 2022 Warrants, ESOP 2023 Warrants and Board LTIP 2021 Warrants, respectively, (iii) the Ordinary Shares have been properly allotted by the Board, and (iv) the Company has received in full all amounts payable under ESOP 2021, ESOP 2022, ESOP 2023 and Board LTIP 2021, respectively, in respect of the Ordinary Shares, be validly issued, fully paid for and non-assessable.

This opinion is given in Sweden and shall be governed by and construed in accordance with the laws of Sweden.

This opinion is: (i) confined to and is given on the basis of the laws of Sweden and practice as they exist at the date hereof and we have made no investigations of the laws or practices of any jurisdiction other than Sweden as a basis for the opinions expressed above and nothing in this opinion should be construed as expressing an opinion based on the laws of another jurisdiction; (ii) strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the various agreements referred to herein or the transactions contemplated by such agreements; and (iii) given solely for the purposes of the Registration Statement and we assume no obligation to advise you of any changes in the foregoing subsequent to the date set out at the beginning of this opinion and this opinion speaks only as of that date.

This letter is addressed to you in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder with respect to any part of the Registration Statement.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

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Very truly yours,

/s/ Dain Hård Nevonen	/s/ Linnéa Sellström